EXHIBIT 3.1      Articles of Incorporation

                               State of Delaware

                         Office of the Secretary of State

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I, EDWARD J, FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY
CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MADRONA INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF NOVEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






                                  Edward J. Freel
                                  ---------------
                            Edward J. Freel, Secretary of State



2967634  8100              AUTHENTICATION:      9120352

981443815                            DATE:      11-19-98

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00AM 11/18/1998
981443815 - 2967634


                          CERTIFICATE OF INCORPORATION

                                     OF

                           MADRONA INTERNATIONAL INC.



FIRST.   The name of this corporation shall be:

	MADRONA INTERNATIONAL, INC.

SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

THIRD.   The purpose or purposes of the corporation shall be: To engage in any lawful act or activity for which corporations my be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

Eighty Million (80,000,000) shares with a par value One Tenth of One Mil ($0.0001) per share, amounting to Eight Thousand Dollars ($8,000.00) and Twenty Million (20,000,000) shares with a par value of One Tenth of One Mil ($0.0001) per share, amounting to Two Thousand Dollars ($2,000.00) are Preferred Stock.

FIFTH.   The name and mailing address of the incorporator is as follows:

Chennell Mowbray
The Company Corporation
1013 Centre Road
Wilmington, DE 19805


SIXTH.   The Board of Directors shall have the power to adopt, amend or repeal the by-laws.


IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this eighteenth day of November, A.D. 1998.


                                    CHANNELL MOWBARY
                                  ---------------------
                                    Chennell Mowbray
                                    Incorporator